EXHIBIT 24
POWER OF ATTORNEY

Each of the undersigned officers and directors of Sillenger Exploration Corp. (the "Company"), hereby appoints John Gillespie as his true and lawful attorney, to sign, in his name and on his behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Company's Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 8,000,000 shares of Common Stock, $0.001 par value, to be sold and distributed by the Company pursuant to the Company’s 2011 Stock and Option Plan (the "Plan") and such other number of shares as may be issued under the anti-dilution provisions of the Plan, and any and all amendments, including post-effective amendments, to the Registration Statement hereby granting unto said attorney and with full power and authority to do and perform in the name and on behalf of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each said attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any said attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed these presents effective the 4th day of August 2011.

      /s/ John Gillespie                     President, Chief Executive
-----------------------------------------     Officer and Director
          John Gillespie                   (Principal Executive Officer)

      /s/ Michel Ghostine
-----------------------------------------     Director
          Michel Ghostine